CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in (1) the Registration Statement Number 33-25066 on Form S-8, dated October 21, 1988 and (2) we agree to the incorporation by reference in the Resale Prospectus of our report, dated September 4, 1998, on the consolidated financial statements of CutCo Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 1998.


                                              /s/ NUSSBAUM  YATES & WOLPOW, P.C.

                                                  NUSSBAUM  YATES & WOLPOW, P.C.

Melville, New York
October 7, 1998

87209
                                    - E-14 -

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in (1) the Registration Statement Number 33-25066 on Form S-8, dated October 21, 1988 and (2) we agree to the incorporation by reference in the Resale Prospectus of our report, dated August 29, 1998, on the consolidated financial statements of CutCo Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 1998.


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP



Melville, New York
October 7, 1998